Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Associated Banc-Corp:

We consent to the incorporation by reference in the registration statement (Nos. 2-77435, 2-99096, 33-16952, 33-24822, 33-35560, 33-54658, 33-63545, 33-67436, 33-86790, 333-46467, 333-74307, 333-121012, 333-121011, 333-121010, 333-120711, 333-120713, 333-120714, 333-120710, 333-166392, 333-188233, 333-208104, 333-217689, and 333-223099) on Form S-8, (Nos. 2-98922, 33-28081, 33-63557, 33-67434, 333-202836, 333-208103 and 333-224096) on Form S-3 and (Nos. 333-195049 and 333-220067) on Form S-4 of Associated Banc-Corp of our reports dated February 11, 2020, with respect to the consolidated balance sheets of Associated Banc-Corp as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of Associated Banc-Corp.

/s/ KPMG LLP

Chicago, Illinois
February 11, 2020